UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2014

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM

1179, Hamilton HM EX, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Purchase Agreement

On May 12, 2014, Energy XXI Gulf Coast, Inc. (the “Company”), Energy XXI (Bermuda) Limited (the “Parent”) and the Company’s wholly-owned subsidiaries (together with the Parent, the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as representatives of the initial purchasers named therein (the “Initial Purchasers”), relating to the issuance and sale of $650,000,000 in aggregate principal amount of the Company’s 6.875% senior unsecured notes due 2024 (the “Notes”). The Notes have a yield to maturity of 6.875%. The Notes were offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were resold to qualified institutional buyers in reliance on Rule 144A of the Securities Act and to certain non-U.S. persons in reliance on Regulation S under the Securities Act.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company and the Guarantors also agreed to enter into a registration rights agreement with holders of the Notes.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full and complete terms of such agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Relationships

The Initial Purchasers and their affiliates from time to time have provided other investment banking, commercial banking and financial advisory services to the Company and its affiliates in the ordinary course of business with the Company, for which they have received and will receive customary fees and commissions, and they may provide these services to the Company in the future, for which they expect to receive customary fees and commissions. Affiliates of Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., RBS Securities Inc., UBS Securities LLC, Wells Fargo Securities, LLC, Capital One Securities, Inc., Deutsche Bank Securities Inc., ING Financial Markets LLC, Natixis Securities Americas LLC, Regions Securities LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Comerica Securities, Inc., Fifth Third Securities, Inc., ABN AMRO Securities (USA) LLC, KeyBanc Capital Markets Inc., Santander Investment Securities Inc., SMBC Nikko Securities America, Inc. and IBERIA Capital Partners L.L.C. are lenders and/or agents under the Company’s revolving credit facility. Accordingly, they will receive a portion of the net proceeds from the offering.

Item 8.01 – Other Events.

On May 12, 2014, the Company issued a press release announcing the pricing of the Notes and an increase in the size of the offering to $650,000,000 from $300,000,000. A copy of the Company’s press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated May 12, 2014, by and between Energy XXI Gulf Coast, Inc., Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as representatives of the Initial Purchasers and the Guarantors named therein.

99.1	Press Release of Energy XXI Gulf Coast, Inc., dated May 12, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Energy XXI (Bermuda) Limited
(Registrant)

Date: May 14, 2014	By:	/s/ David West Griffin
David West Griffin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated May 12, 2014, by and between Energy XXI Gulf Coast, Inc., Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as representatives of the Initial Purchasers and the Guarantors named therein.

99.1	Press Release of Energy XXI Gulf Coast, Inc., dated May 12, 2014.